Exhibit 99.2

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UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

:
SECURITIES AND EXCHANGE	:
COMMISSION,	:
:
Plaintiff,	:	Civil Action No. 18:CV:12055 (OTW)
:
v.	:
	:	ECF CASE
CHINA UNITED INSURANCE SERVICE,	:
INC.,	:
	:	FINAL JUDGMENT
&	:
:
CHENG-HSIUNG HUANG,	:
:
Defendants.	:

FINAL JUDGMENT AS TO DEFENDANTS CHINA UNITED

INSURANCE SERVICE, INC. AND CHENG-HSIUNG HUANG

The Securities and Exchange Commission (“Commission”) having filed a Complaint and Defendants China United Insurance Service, Inc. (“Defendant CUII”) and Cheng-Hsiung Huang (“Defendant Huang”) ( collectively “Defendants”) having entered a general appearance; consented to the Court’s jurisdiction over Defendants and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction and except as to Paragraph V for Defendant Huang); waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment:

I.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendants are permanently restrained and enjoined from violating, directly or indirectly, Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) [15 U.S.C. § 78j(b)] and Rule 10b-5

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promulgated thereunder [17 C.F.R. § 240.10b-5], by using any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, in connection with the purchase or sale of any security:

(a)	to employ any device, scheme, or artifice to defraud;

(b)	to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or

(c)	to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that, as provided in Federal Rule of Civil Procedure 65(d)(2), the foregoing paragraph also binds the following who receive actual notice of this Final Judgment by personal service or otherwise: (a) Defendants’ officers, agents, servants, employees, and attorneys; and (b) other persons in active concert or participation with Defendants or with anyone described in (a).

II.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendants are permanently restrained and enjoined from violating Section 17(a) of the Securities Act of 1933 (the “Securities Act”) [15 U.S.C. § 77q(a)] in the offer or sale of any security by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly:

(1)	to employ any device, scheme, or artifice to defraud;

(2)	to obtain money or property by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements

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made, in light of the circumstances under which they were made, not misleading; or

(3)	to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that, as provided in Federal Rule of Civil Procedure 65(d)(2), the foregoing paragraph also binds the following who receive actual notice of this Final Judgment by personal service or otherwise: (a) Defendants’ officers, agents, servants, employees, and attorneys; and (b) other persons in active concert or participation with Defendants or with anyone described in (a).

III.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant Huang shall pay a civil penalty in the amount of $30,000 U.S. dollars pursuant to Section 20(d) of the Securities Act [15 U.S.C. § 77t(d)] and Section 21(d)(3) of the Exchange Act [15 U.S.C. § 78u(d)(3)]. Defendant Huang shall make this payment pursuant to the terms of the payment schedule set forth below.

Defendant Huang may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request. Payment may also be made directly from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm. Defendant Huang may also pay by certified check, bank cashier’s check, or United States postal money order payable to the Securities and Exchange Commission, which shall be delivered or mailed to:

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Enterprise Services Center

Accounts Receivable Branch

6500 South MacArthur Boulevard

Oklahoma City, OK 73169

and shall be accompanied by a letter identifying the case title, civil action number, and name of this Court; Defendant Huang as a defendant in this action; and specifying that payment is made pursuant to this Final Judgment.

Defendant Huang shall simultaneously transmit photocopies of evidence of payment and case identifying information to the Commission’s counsel in this action. By making this payment, Defendant Huang relinquishes all legal and equitable right, title, and interest in such funds and no part of the funds shall be returned to Defendant Huang. The Commission shall send the funds paid pursuant to this Final Judgment to the United States Treasury. Defendant Huang shall pay post-judgment interest on any delinquent amounts pursuant to 28 USC § 1961.

Defendant Huang shall pay the penalty due of $30,000 in 4 installments to the Commission according to the following schedule: (1) $15,000 within 7 days of entry of this Final Judgment; (2) $5,000 within 120 days entry of this Final Judgment; (3) $5,000 within 240 days of this Final Judgment; and (4) $5,000 within 364 days of this Final Judgment. Payments shall be deemed made on the date they are received by the Commission and shall be applied first to post judgment interest, which accrues pursuant to 28 U.S.C. § 1961 on any unpaid amounts due after 14 days of the entry of Final Judgment. Prior to making the final payment set forth herein, Defendant Huang shall contact the staff of the Commission for the amount due for the final payment. If Defendant Huang fails to make any payment by the date agreed and/or in the amount agreed according to the schedule set forth above, all outstanding payments under this Final Judgment, including post-judgment interest, minus any payments made, shall become due

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and payable immediately at the discretion of the staff of the Commission without further application to the Court.

IV.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Defendants shall comply with the undertaking and agreement set forth therein, including, but not limited to, the undertaking to:

1.	Defendant CUII shall retain an Independent Compliance Monitor (the “Independent Monitor”), not unacceptable to the Commission staff, for a period of not less than 1 year and concluding no later than December 31, 2019, pursuant to a written agreement (the “Independent Monitor Agreement”). The jurisdiction of the Independent Monitor shall include: (a) reviewing and considering the implementation of new policies and procedures at Defendant CUII; (b) determining whether policies and procedures are adequate and properly tailored for Defendant CUII; (c) reviewing and approving of the education and training program at Defendant CUII and considering sufficient scope and appropriate content; (d) reviewing and approving of Defendant CUII’s monitoring, testing and reporting mechanisms; (e) reviewing and approving of Defendant CUII’s commitment to compliance including senior management and board level awareness of compliance issues; (f) reviewing and approving of Defendant CUII’s allocation of resources for compliance program, including whether resources are sufficient and properly tailored; (g) certifying and approving of Defendant CUII’s compliance program within 12 months, including an interim written report in 120

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to 180 days; (h) and a final written report to the Commission staff no later than December 31, 2019. The Independent Monitor Agreement shall, among, other things, describe the authority and responsibilities of the Independent Monitor and the obligations of Defendant CUII with respect to the Independent Consultant, including the following:

a.	The Independent Monitor may retain a law firm as attorney to the Independent Monitor. In addition, the Independent Monitor may, upon motion, seek authority from the Court to engage and employ persons in its discretion to assist in carrying out its duties and responsibilities hereunder, including, but not limited to, accountants, attorneys, financial or business advisers, and forensic experts.

b.	Defendant CUII shall cooperate fully with the Independent Monitor in the discharge of the Independent Monitor’s responsibilities. Among other things, Defendant CUII shall provide all information requested by the Independent Monitor reasonably relevant to the Independent Monitor’s responsibilities. Additionally, Defendant CUII shall promptly implement the Independent Monitor’s recommendations. Defendant CUII or the Commission may petition the Court for resolution of any disputes concerning the Independent Monitor’s activities, authorities, determinations or responsibilities, or over Defendant CUII’s implementation of the Independent Monitor’s recommendations.

c.	Defendant CUII shall retain the Independent Monitor (after consulting with the Commission staff and determining that the proposed Independent

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Monitor is not unacceptable to the Commission staff) and execute the Independent Monitor Agreement and have the Independent Monitor in place no later than December 31, 2018, and Defendant CUII shall provide the Commission staff a copy of the duly executed Independent Monitor Agreement within 30 days of execution of the agreement.

d.	The Independent Monitor shall submit: 1) an interim written status report to the Commission staff regarding the status of the Independent Monitor’s performance of its responsibilities between 120 days and no later than 180 days of the date of execution of the Independent Monitor Agreement, and then a final report at the 365 day mark but no later than December 31, 2019, to the Commission staff regarding the discharge of the Independent Monitor’s responsibilities and Defendant CUII’s implementation of the Independent Monitor’s recommendations.

e.	The Independent Monitor shall enter into an agreement with Defendant CUII providing that, for the period of engagement and for a period of two years from completion of the engagement, the Independent Monitor shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with Defendant CUII, or any of its present or former affiliates, subsidiaries, directors, officers, employees, or agents acting in their capacity as such. The agreement will also provide that the Independent Monitor will require that any firm with which it is affiliated or of which it is a member, and any person engaged to assist it in performance of its duties under this Judgment shall not, without prior

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written consent of the Court, enter into any employment, consultant, attorney-client, auditing or other professional relationship with Defendant CUII, or any of its present or former affiliates, subsidiaries, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two years after the engagement;

f.	Defendant CUII shall provide reasonable compensation to the Independent Monitor relating to fees and expenses, as agreed to by the parties.

g.	The reports by the Independent Monitor will likely include confidential financial, proprietary, competitive business or commercial information. Public disclosure of the reports could discourage cooperation, impede pending or potential government investigations or undermine the objectives of the reporting requirement. For these reasons, among others, the reports and contents thereof are intended to remain and shall remain non-public, except (1) pursuant to a court order, (2) as agreed to by the parties in writing, (3) to the extent that the Commission determines in its sole discretion that disclosure would be in furtherance of the Commission’s discharge of its duties and responsibilities, or (4) is otherwise required by law.

h.	Defendant CUII shall certify in writing, compliance with the undertaking set forth above. The certification shall identify the undertaking, provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance. The

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Commission staff may make reasonable requests for further evidence of compliance, and Defendant CUII agrees to provide such evidence. Defendant CUII shall submit the certification and supporting material to Jeffrey Weiss, with a copy to the Office of Chief Counsel of the Enforcement Division, no later than sixty (60) days from the date of the completion of the undertaking.

V.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that, for purposes of exceptions to discharge set forth in Section 523 of the Bankruptcy Code [11 U.S.C. § 523], the allegations in the complaint are true and admitted by Defendant Huang, and further, any debt for disgorgement, prejudgment interest, civil penalty or other amounts due by Defendant Huang under this Final Judgment or any other judgment, order, consent order, decree or settlement agreement entered in connection with this proceeding, is a debt for the violation by Defendant Huang of the federal securities laws or any regulation or order issued under such laws, as set forth in Section 523(a)(19) of the Bankruptcy Code [11 U.S.C. § 523(a)(19)].

VI.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Final Judgment.

Dated:	January 18, 2019

UNITED STATES MAGISTRATE JUDGE

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